INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-89082 and No. 33-97900 of Washington Federal, Inc. on Forms S-8 of our report dated October 20, 1997, incorporated by reference in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 1997.




/s/ DELOITTE & TOUCHE LLP
----------------------------
    DELOITTE & TOUCHE LLP


December 26, 1997
Seattle, Washington